Amendment

to Amended and Restated

Investment Sub-Advisory Agreement Between

Jackson National Asset Management, LLC

and PPM America, Inc.

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (the “Adviser”), and PPM America, Inc., a Delaware corporation and registered investment adviser (the “Sub-Adviser”).

Whereas, the Adviser and Sub-Adviser (the “Parties”) entered into an Amended and Restated Investment Sub-Advisory Agreement effective as of the 25th day of April, 2016, as amended (the “Agreement”), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios (the “Funds”) of JNL Series Trust (the “Trust”), as listed on Schedule A of the Agreement.

Whereas, pursuant to the Agreement, the Adviser agreed to pay the Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B of the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

Whereas, the Board of Trustees of the Trust approved the Sub-Adviser as an additional sub-adviser to manage a portion of assets of the JNL Multi-Manager Small Cap Value Fund of the Trust, effective September 25, 2017.

Whereas, the Parties agreed to amend the Agreement to add the JNL Multi-Manager Small Cap Value Fund and its respective fees, effective September 25, 2017.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 25, 2017, attached hereto.

2)	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated September 25, 2017, attached hereto.

3)	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4)
Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

5)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties have caused this Amendment to be executed, effective as of September 25, 2017.

Jackson National Asset Management, LLC		PPM America, Inc.

By:	/s/ Mark D. Nerud	By:	/s/ Mark Mandich
Name:	Mark D. Nerud	Name:	Mark Mandich
Title:	President and CEO	Title:	Chief Executive Officer and President

Schedule A
Dated September 25, 2017

Funds
JNL Multi-Manager Small Cap Value Fund
JNL/PPM America Floating Rate Income Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Mid Cap Value Fund
JNL/PPM America Small Cap Value Fund
JNL/PPM America Total Return Fund
JNL/PPM America Value Equity Fund

A-1

Schedule B
Dated September 25, 2017
 (Compensation)

JNL/PPM America Floating Rate Income Fund
Average Daily Net Assets	Annual Rate
$0 to $300 million	0.30%
$300 million to $1 billion	0.25%
Amounts over $1 billion	0.225%

JNL/PPM America High Yield Bond Fund
Average Daily Net Assets	Annual Rate
$0 to $150 million	0.25%
$150 million to $500 million	0.225%
Amounts over $500 million	0.19%

JNL/PPM America Mid Cap Value Fund
Average Daily Net Assets	Annual Rate
$0 to $150 million	0.35%
$150 million to $500 million	0.30%
Amounts over $500 million	0.27%

JNL Multi-Manager Small Cap Value Fund (for the portion of assets managed by PPM America, Inc.) JNL/PPM America Small Cap Value Fund (compensation is based on combined assets for the two funds)
Average Daily Net Assets	Annual Rate
$0 to $150 million	0.40%
$150 million to $500 million	0.35%
Amounts over $500 million	0.32%

B-1

JNL/PPM America Total Return Fund
Average Daily Net Assets	Annual Rate
$0 to $150 million	0.20%
$150 million to $300 million	0.175%
Amounts over $300 million	0.15%

JNL/PPM America Value Equity Fund
Average Daily Net Assets	Annual Rate
$0 to $150 million	0.25%
$150 million to $300 million	0.20%
Amounts over $300 million	0.17%

B-2